Exibit 10.1

CONSULTING AGREEMENT TERMINATION AGREEMENT

THIS AGREEMENT is made as of the November 13th day of November, 2017 by and between Relmada Therapeutics, Inc. (“Relmada”) and Maged Shenouda.

RECITALS

A.       On June 12, 2017, Relmada and Mr. Shenouda entered into a Consulting Agreement (the “Consulting Agreement”) with a term of one year.

B.       Relmada and Mr. Shenouda desire to terminate the Consulting Agreement prior to expiration of the term thereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.       Relmada and Mr. Shenouda hereby agree that the Consulting Agreement is terminated as of the 31st day of December, 2017.

2.       This Agreement constitutes the entire agreement concerning the subject matter hereof and all prior or contemporaneous understandings, oral representations or agreements had among the parties with respect to the subject matter herein are merged in, and are contained in, this Agreement.

3.       This Agreement shall be binding on and inure to the benefit of the parties hereto and their successors and assigns and may not be changed or terminated orally.

4.       This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

RELMADA THERAPEUTICS, INC.

BY:	/s/ Sergio Traversa
Sergio Traversa, CEO

/s/ Maged Shenouda
Maged Shenouda